Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of November 18, 2005, to the Amended and Restated Credit Agreement, dated as of November 19, 2004 (as amended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Amendment to Subsection 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Termination Date” and in its entirety and inserting in lieu thereof the following new definition:

“Termination Date”: for any Lender, November 17, 2006, or such later date to which the Termination Date for such Lender may be extended from time to time pursuant to Section 2.15, provided that if such day or date is not a Business Day, the Termination Date shall be the preceding Business Day.

2. Amendment to Section 2.15 of the Credit Agreement. Section 2.15 of the Credit Agreement is hereby amended as follows:

(a) by deleting from the first sentence thereof the following:

“the Commitments under a particular Tranche shall have been terminated in whole, or”;

(b) by inserting at the beginning of in subparagraph (i) of the proviso the following:

“if there are any Tranche A Commitments in effect,”; and

(c) by inserting at the beginning of in subparagraph (ii) of the proviso the following:

“if there are any Tranche B Commitments in effect”.

3. Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received the following:

(a) the duly executed counterparts to this Amendment from the Borrower, the Administrative Agent and each Lender;

(b) evidence that the Tranche A Commitments have been terminated and that no amounts are due or outstanding thereunder; and

(c) evidence that the Tranche B Commitments have been reduced to C$50,000,000 and that the extensions of credit under the Tranche B Commitments are not in excess thereof.

4. Representations and Warranties.

(a) On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date; and

(b) Since May 31, 2005, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5. Continuing Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

6. Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lenders for all their reasonable costs and out- of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.

7. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC.

By:	/s/ Suellyn P. Tornay
Name:	Suellyn P. Tornay
Title:	Corporate Secretary

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Warren Lobo
Name:	Warren Lobo
Title:	Director

By:	/s/ David J. Cohen
Name:	David J. Cohen
Title:	Executive Director

CIBC INC., as a Lender

By:	CIBC WORLD MARKETS CORP., as agent

By:	/s/ Dominic Sorresso
Name:	Dominic Sorresso
Title:	Executive Director